THE L. L. KNICKERBOCKER CO., INC.



                                                                   April 6, 1998



To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held Friday May 15, 1998 at 10:00 a.m., Pacific time, at the Company's principal executive offices at 25800 Commercentre Drive, Lake Forest, California 92630. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     It is important that you sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish.

     On behalf of the Board of Directors, I thank you for your cooperation and I look forward to seeing you on May 15th.

                                         Very truly yours,


                                         /s/ Louis L. Knickerbocker

                                         Louis L. Knickerbocker
                                         Chairman of the Board

                       THE L. L. KNICKERBOCKER CO., INC.
                            25800 Commercentre Drive
                         Lake Forest, California 92630

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held May 15, 1998




TO THE STOCKHOLDERS OF THE L. L. KNICKERBOCKER CO., INC.


     Notice is hereby given that the annual meeting of stockholders of the L. L. Knickerbocker Co., Inc. (the "Company") will be held at the Company's principal executive offices at 25800 Commercentre Drive, Lake Forest, California 92630 on Friday May 15, 1998 at 10:00 a.m., Pacific time for the following purposes:

     1. Election of Directors. To elect by vote of the holders of Common Stock a total of six persons to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified. The Board of Directors, nominees are:

                 Louis L. Knickerbocker        Gerald A. Margolis
                 Tamara Knickerbocker          Anthony Shutts
                 William R. Black              F. Rene Alvarez, Jr.

     2. Ratification of Appointment of Independent Public Accountants. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ended December 31, 1998.

     3. Other Business. To consider and act upon such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 31, 1998 will be entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments thereof.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ William R. Black

                              William R. Black
                              Secretary

Dated:    April 6, 1998

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                       THE L. L. KNICKERBOCKER CO., INC.
                            25800 Commercentre Drive
                         Lake Forest, California 92630
                                 (714) 595-7900


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 15, 1998


                                    GENERAL

     This proxy statement is furnished to stockholders of the L. L. Knickerbocker Co., Inc., a California corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time on Friday May 15, 1998 at the Company's principal executive offices at 25800 Commercentre Drive, Lake Forest, California 92630 and at any adjournments thereof (the "Annual Meeting" or "Meeting").

     Common stockholders of record as of the close of business on March 31, 1998 will be entitled to vote at the Meeting or any adjournments thereof. As of the record date, the Company has outstanding 19,077,057 shares of Common Stock, each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 1997 are being mailed on or about April 15, 1997 to each stockholder entitled to vote at the Meeting.


                       VOTING AND REVOCATION OF PROXIES

Voting

     If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, and FOR the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ended December 31, 1998.

     Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting will be required for the election of directors, the affirmative vote of a majority of the votes cast at the Meeting will be required for the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants, and the affirmative vote of a majority of the votes cast at the Meeting will be required to act on all other matters to come
before the Annual Meeting.   For purposes of determining the number of votes
cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purposes of determining whether there is a quorum present at the Meeting. With respect to all matters (other than the election of directors), abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

Revocation

     A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.


                             ELECTION OF DIRECTORS

     The Company's Amended and Restated By-laws set the number of directors at six. The size of the Company's Board is currently six directors. On January 1, 1998, Ms. Farrah Fawcett resigned from the Board of Directors. This vacancy on the Board of Directors was filled by the appointment, effective January 1, 1998, of Ms. Tamara Knickerbocker. Directors hold office until the next annual meeting of stockholders and until their successors are elected and have qualified.

     Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are current directors of the Company whose terms end at the 1998 Annual Meeting.
Information concerning nominees for director is set forth below.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.


Nominees for Election by Holders of Common Stock

     MR. LOUIS L. KNICKERBOCKER is the founder of the Company and has been Chief Executive Officer, President, and Chairman since its inception. He received an AA degree in 1964 from Santa Monica College with a major in medicine and a minor in economics, then worked from 1965 through 1974 as a salesman and sales supervisor at M. Cooper & Son, purchased and sold several liquor stores, and acquired and sold a total of seven restaurants. Between 1974 and 1985, he acted as a private investor and businessman, investing in real estate and purchasing and selling small businesses. Mr. Knickerbocker and his wife, Tamara, Executive Vice President and Director of the Company, formed the Company as International Beauty Supply in 1985, co-founded LaVie Cosmetics with Michael Elam and comedienne, Phyllis Diller in 1987, co-founded MLF Enterprises, in 1989 with Michael Elam and Farrah Fawcett, formed Knickerbocker Creations, Ltd. in 1990 and began developing the celebrity driven products which are now part of the L. L. Knickerbocker Co., Inc. Age: 57.

     MS. TAMARA KNICKERBOCKER was appointed to the Board of Directors on January 1, 1998 to fill the vacancy created by the resignation of Farrah Fawcett. Ms. Knickerbocker is the co-founder of the Company and has been with the Company as Vice President since its inception. She has over 10 years experience in the field of direct marketing. In 1985, Ms. Knickerbocker helped to form the Company as International Beauty Supply, and thereafter LaVie Cosmetics, MLF Enterprises and Knickerbocker Creations, Ltd. Since 1985, she has worked to develop and market products and programs for the home shopping industry. Her focus has mainly been the creation and development of the products, and she has emphasized collectibles. Ms. Knickerbocker is currently managing all aspects of the Marie Osmond Doll Collection program, including product and program development, production, marketing and sales. In addition, she also oversees the other collectible programs, including the collectable bears. She has had primary responsibility for the profitability and diversity of the collectible lines and is currently coordinating expansion in these programs. Age: 34.

     MR. ANTHONY P. SHUTTS, CPA was hired as a consultant on April 1, 1993 and became Chief Financial Officer of the Company on June 30, 1993. From 1993 through 1995, Mr. Shutts served as Chief Financial Officer of the Company approximately 90 hours per month, overseeing the financial records preparation and reporting, and performing the general functions of CFO. In 1996, Mr. Shutts joined the Company full time as Chief Financial Officer. He is a certified public accountant and holds a masters degree in taxation from the University of Southern California. From 1993 to 1996, Mr. Shutts maintained a private accountancy and financial consulting practice. Prior to his private practice, he worked as Business Manager with Breslauer, Jacobson, Rutman & Sherman from 1992 to 1993 and with Allen, Haight & Schurawel as a Senior Accountant from 1991 to 1992. Mr. Shutts worked with Deloitte & Touche as a Senior Consultant from 1986 to 1991. Age: 34.

     MR. GERALD A. MARGOLIS was appointed to the Board of Directors of the Company in June 1994. He graduated from U.C.L.A. Law School in 1954 and has been a licensed attorney in private practice and a member of the California State Bar since 1955. Mr. Margolis was a City Council member of the Culver City Counsel from 1962 to 1966. Mr. Margolis has advised the Company on general corporate matters since its inception in 1985. Age: 68.

     MR. WILLIAM R. BLACK was appointed to the Board of Directors in October 1995. Mr. Black joined the Company as Vice President and General Counsel in April 1997. He received a BSBA and an MBA from the University of Denver in 1978 and 1981 respectively, and a Juris Doctor from Western State University College of Law in 1987. Mr. Black is a licensed attorney and a member of the California State and Federal Bars. Mr. Black worked as an Area Manager for Deere & Company from 1979 through 1984, Director of Analysis for Management Resource Services Company from 1984 through 1985, Senior Vice President of Geneva Corporation from 1985 through 1990, and General Counsel of Sunclipse, Inc. from 1992 through 1997. He maintained a private law practice from 1991 through 1997 and has been General Counsel and Director of Pyraponic Industries, Inc.; Special Counsel for Amcor, Ltd.; General Counsel, Secretary and Director of Anle Paper Co., Inc.; General Counsel, Secretary and Director of Mann-Craft Container Corporation; Director of Raymark Container, Inc.; Director General of Amcor de Mexico, S.A. de C.V. in Jalisco Mexico; and Director General of Kent H. Landsberg Co. de Mexico, S.A. de C.V. in Baja California Mexico. Age: 45.

     MR. F. RENE ALVAREZ, JR. was appointed to the Board of Directors on May 13, 1997 to fill the vacancy created by the resignation of Lowell W. Paxson in March 1997. Mr. Alvarez has been the Senior Vice President, Finance of the Pacific Bay Homes subsidiary of Ford Motor Company since 1995. He worked as a member of the finance staff for Ford Motor Company from 1969 to 1989, as Director of Internal Audit for the USL Capital subsidiary of Ford Motor Company from 1989 to 1994 and as Audit Manager, Finance Staff, for Ford Financial Services Group from 1994 to 1995. Mr. Alvarez attained the rank of Captain in the United States Army, and was awarded the Bronze Star for service in Vietnam. He received a BS, Accounting, from Canisius College in 1962 and a Juris Doctor and LLB from State University of New York at Buffalo in 1967. Mr. Alvarez is a licensed attorney and a member of the New York State Bar. Age: 59.


                         FURTHER INFORMATION CONCERNING
                     THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company directs the management of the business and affairs of the Company as provided by California law, and conducts its business through meetings of the Board and two standing committees:
Compensation and Stock Option. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committees.

Committees of the Board - Board Meetings

     The Board of Directors of the Company held four meetings in fiscal 1997. Each director except Farrah Fawcett attended 100% of the aggregate of (i) meetings of the Board held during the period for which he or she served as a director and (ii) meetings of all committees held during the period for which he or she served on those committees. Ms. Fawcett did not attend any meetings. Average attendance at all such meetings of the Board and committees was approximately 83%.

     The COMPENSATION COMMITTEE is charged with the responsibility of supervising the Company's compensation policies, management awards, reviewing salaries, approving significant changes in salaried employee benefits, and recommending to the Board such other forms of renumeration as it deems appropriate. The Compensation Committee is currently comprised of Mr. Knickerbocker as chairman, and Mr. Alvarez, Mr. Margolis and Mr. Black. The Compensation Committee held one meeting in fiscal 1997.

     The STOCK OPTION COMMITTEE has the principal functions of determining individuals to whom stock options will be granted under the L. L. Knickerbocker 1995 Amended and Restated Stock Option Plan (the "Stock Option Plan") and the LL Knickerbocker Co., Inc. Stock Incentive Compensation Plan (the "ISO Plan"), the terms on which such stock options will be granted, and to administer the Stock Option Plan and the ISO Plan. During fiscal 1997, the Stock Option Committee was comprised of Mr. Knickerbocker as chairman, Mr. Black, a management director, and Mr. Alvarez and Mr. Margolis, who are independent non-employee directors and "disinterested persons" within the meaning of Rule 16b-3 under the
Securities Exchange Act of 1934 (the "Exchange Act").   The Stock Option
Committee held two meetings in fiscal 1997.


            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of Deloitte & Touche LLP to audit the Company's financial statements for and otherwise act as the Company's independent accountants with respect to, the fiscal year ended December 31, 1998. In accordance with the Board's resolution, its selection of Deloitte & Touche LLP as the Company's independent accountants for fiscal 1998 is being presented to the stockholders for ratification at the Annual Meeting. The Company knows of no direct or material indirect financial interest of Deloitte & Touche LLP in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

     Members of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of March 31, 1998 by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock as of such date, (ii) each director of the Company and all non-director nominees for director, (iii) the CEO of the Company and the four most highly compensated executive officers of the Company for the fiscal year ended December 31, 1997, and (iv) all directors and executive officers as a group:

                                               Common Stock           Percent
Name                                      Beneficially Owned (1)   of Shares (2)
-------------------------------------     ----------------------   -------------
Louis L. Knickerbocker(3)                        4,292,392             22.8%
Tamara Knickerbocker(4)                          3,446,979             18.3%
Anthony Shutts (5)                                 205,400              1.0%
Gerald A. Margolis (6)                             220,000              1.1%
F. Rene Alvarez, Jr. (7)                            10,000               *
William R. Black (8)                               290,000              1.5%

All Directors and Executive Officers
  as a Group (6 persons) (9)                     8,464,771             44.5%

____________________
* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days following March 31, 1998.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following March 31, 1998 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Mr. Knickerbocker currently owns 3,792,392 shares of Common Stock, and options to acquire 500,000 shares of the Company's Common Stock which will have vested within 60 days of March 31, 1998.

(4) Mrs. Knickerbocker currently owns 3,432,392 shares of Common Stock, and options to acquire 14,587 shares of the Company's Common Stock which will have vested within 60 days of March 31, 1998.

(5) Mr. Shutts currently owns 400 shares of Common Stock, and options to acquire 205,000 shares of the Company's Common Stock which will have vested within 60 days of March 31, 1998.

(6) Mr. Margolis currently owns 150,000 shares of Common Stock, and options to acquire 70,000 shares of the Company's Common Stock which will have vested within 60 days of March 31, 1998.

(7) Mr. Alvarez currently owns options to acquire 10,000 shares of the Company's Common Stock which will have vested within 60 days of March 31, 1998.

(8) Mr. Black currently owns 102,398 shares of Common Stock, and options to acquire 187,602 shares of the Company's Common Stock which will have vested within 60 days of March 31, 1998.

(9) Beneficial ownership of the Directors and Executive Officers as a group is based on 7,477,582 shares of the Company's Common Stock currently held of record plus options issued by the Company to Directors and Executive Officers to acquire 987,189 shares of the Company's Common Stock which will have vested within 60 days of March 31, 1998.


     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based on a review of such forms and written representations of reporting persons, the Company believes that during the fiscal year ended December 31, 1997, its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable filing requirements.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of the Company. Information about Mr. Knickerbocker, Ms. Knickerbocker, Mr. Black and Mr. Shutts is presented in "ELECTION OF DIRECTORS - Nominees for Election by Holders of Common Stock." Officers are appointed by and serve at the discretion of the Board.


        Name                  Age                   Position
-------------------------    -----    -----------------------------------------

Louis L. Knickerbocker        57      Chief Executive Officer, President
                                      and Chairman of the Board
Robert L. West, Jr.           39      Chief Operating Officer
Tamara Knickerbocker          34      Executive Vice President and Director
Anthony P. Shutts             34      Chief Financial Officer and Director
William R. Black              45      Vice President, General Counsel,
                                      Secretary and Director

     The principal occupations and positions for the past five years, and in certain cases prior years, of the executive officers of the Company who are not also nominees for election as director, are as follows:

     Mr Robert L. West, Jr joined the Company in February 1997 as acting interim president of Georgetown Collection, Inc. He assumed the position of Chief Operating Officer in January 1998. From 1981 to 1984, he worked as Division Controller for Royster Company in Norfolk, Virginia. He was Manager of Financial Analysis for Rohm and Haas Company in Philadelphia, Pennsylvania from 1984 to 1987. Mr. West was the Head of European Operations for the Franklin Mint, headquartered in London, England, from 1987 to 1990. From 1990 to 1991, he served as Consultant to the Chief Executive Officer of J. Crew Group in New York, New York, and Consultant and Vice President of Finance and Operations for Paradise Galleries, Inc. in San Diego, California. Mr. West was Vice President and Chief Financial Officer of Georgetown Collection, Inc. in Portland, Maine from 1991 to 1995, and Vice President of Worldwide Operations for Quantum North America from 1995 to 1996. Mr. West holds a BSBA in Management and Finance from the University of North Carolina, and has completed graduate work in Organizational Dynamics and Leadership at the University of Pennsylvania. He is a member of the American Management Association, the American Financial Association, the Institute of Management Accountants, the World Affairs Council and is listed in several Who's Who publications.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table.  The following table sets forth certain
     --------------------------
information concerning annual, long term and other compensation received during the last three fiscal years and to be received by each of the Named Executive Officers for services rendered in all capacities to the Company during the three fiscal years ended December 31, 1997, 1996 and 1995.

                                                                                  Long Term
                                                 Annual Compensation             Compensation
                                         ------------------------------------   ---------------
                                                                                  Securities
                                 Fiscal                           All Other       underlying
Name and Principal Position       Year    Salary       Bonus     Compensation     Options(1)
-------------------------------  ------  ---------   ---------   ------------   ---------------

Louis L. Knickerbocker            1997    $300,000    $200,000        N/A           500,000
   Chairman, Chief Executive      1996    $300,000      N/A           N/A             N/A
   Officer and President          1995    $175,000    $175,000        N/A           500,000

Robert L. West, Jr.               1997      N/A         N/A           N/A             N/A
   Chief Operating Officer        1996      N/A         N/A           N/A             N/A
                                  1995      N/A         N/A           N/A             N/A

Tamara Knickerbocker              1997    $ 80,000    $ 50,000        N/A             2,216
   Executive Vice President       1996    $ 80,000      N/A           N/A            12,362
                                  1995    $ 75,000      N/A           N/A             N/A

Anthony Shutts                    1997    $120,000    $ 72,939        N/A           205,000
   Chief Financial Officer        1996    $110,000      N/A           N/A             N/A
                                  1995    $ 63,046      N/A           N/A            50,000

William R. Black                  1997    $109,038      N/A           N/A           250,000
   Vice President and             1996    $ N/A         N/A           N/A            10,000
   General Counsel                1995    $ N/A         N/A           N/A           108,750

_________________
(1) All share amounts have been retroactively adjusted to give effect to the five for one stock split effective August 1995.

     Table of Option Grants.  The following table sets forth information
     ----------------------
concerning the grant of stock options during the fiscal year ended December 31, 1997 to each of the Named Executive Officers.

            OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1997


                                         Individual Grants(1)
                       -------------------------------------------------------
                                    Percent of
                                   Total Options                                   Potential Realizable
                                     Granted to                                      Value at Assumed
                                     Employees       Exercise or                     Annual Rates of
                        Options      in Fiscal       Base Price     Expiration   Stock Price Appreciation
Name                    Granted     Year 1996(2)   (per share)(3)     Date(4)        for Option Term
---------------------  ---------   -------------   --------------   ----------   ------------------------
                                                                                  5% (5)         10% (5)
                                                                                 --------      ----------
Louis L Knickerbocker   500,000        39.50%           $5.00          2002      $701,755      $1,550,695

Tamara Knickerbocker      2,216         0.17%           $5.87          2002      $  3,594      $    7,941

Anthony P. Shutts       205,000        16.10%           $4.62          2007      $261,666      $  578,214

William R. Black        250,000        19.70%           $4.62          2007      $319,105      $  705,139

_______________
(1) These options were granted pursuant to the Company's Incentive Stock Compensation Plan.
(2) In fiscal 1997, 1,265,617 options were granted pursuant to the Company's Incentive Stock Compensation Plan. This number was used in calculating the percentages in the above table.
(3) All exercise prices are set at 100% of the market value of the Company's stock as of the date of grant, except Mr. and Ms. Knickerbocker, whose options were granted at 110% of the market value of the Company's stock as of the date of grant.
(4) The Options granted under the Company's Incentive Stock Compensation Plan expire on the tenth anniversary of the date of grant except Mr. and Ms. Knickerbocker, whose options expire on the fifth anniversary of the date of grant.
(5) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

     Aggregate Options Exercised.  There were 200,000 options exercised by the
     ---------------------------
Named Executive Officers during the fiscal year ended December 31, 1997.


                             DIRECTOR COMPENSATION

     Directors, other than management directors (Louis L. Knickerbocker, Tamara Knickerbocker, William R. Black and Anthony Shutts) currently receive $500 per Board or Committee meeting attended. Each director, including management directors, is reimbursed for his or her out-of-pocket expenses arising from attendance at meetings of the Board or committees thereof.

     Pursuant to the Company's Stock Option Plan, each non-management director receives 10,000 options at the time of his or her initial appointment to the Board and an additional 10,000 options upon each subsequent election to the Board by the vote of the stockholders.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into employment agreements with Louis L. Knickerbocker, its President, Anthony P. Shutts, its CFO, and Tamara Knickerbocker, its Vice President on July 1, 1996. On April 1, 1997, the Company entered into an employment agreement with William R. Black, Vice President and General Counsel. On February 1, 1998, the Company entered into an employment agreement with Robert L. West, Jr., Chief Operating Officer. The respective terms of the employment agreements are five years each. The agreements are subject to early termination by the Company under certain conditions, including breach of the agreement, fraud by the employee, and/or breach of fiduciary duty owed to the Company by the employee. The Company has the right to extend the terms of the employment agreements for an additional five years each upon written notice to the employees. Under terms of the agreements, each of the employees agrees to devote his or her full time and effort to the business affairs of the Company and to use his or her best efforts to promote the best interests of the Company.

     Except for the provisions of the Stock Option Plan and the ISO Plan, there are no compensatory plans or arrangements with respect to any of the Named Executive Officers which are triggered by, or result from, the resignation, retirement or other termination of such executive officer's employment, a change-in-control of the Company or a change in the executive officer's responsibilities following a change-in-control.

     During the first year, the employment agreements called for Louis L. Knickerbocker to receive an annual base salary of $300,000, for Anthony Shutts to receive an annual base salary of $120,000, for Tamara Knickerbocker to receive an annual base salary of $80,000, for William R. Black to receive an annual base salary of $150,000, and for Robert L. West, Jr. to receive an annual base salary of $160,000. In December 1997, Ms. Knickerbocker was promoted to Executive Vice President and received a salary increase to an annual base salary of $120,000. In addition to their respective base salaries, Mr. Knickerbocker, Mr. Shutts, Ms. Knickerbocker, Mr. Black and Mr. West are eligible to receive an annual bonus in an amount to be determined by a compensation committee and ratified by the Board of Directors out of a Management Bonus Fund up to a maximum of 10% of the operating profits of the Company and are entitled to receive certain stock options from the Stock Option Plan and ISO Plan previously adopted by the Company.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     From June 1994 through the present, Louis L. Knickerbocker, who was on the Compensation Committee throughout fiscal 1997, has served as President of the Company and also served as Chairman of the Board of Directors and served on the Stock Option Committee. From November 1995 through the present, William R. Black, who was on the Compensation Committee and the Stock Option Committee throughout fiscal 1997, has served as a director of the Company. In addition, Mr. Black has served as Vice President and General Counsel beginning April 1, 1998. Neither Mr. Knickerbocker nor Mr. Black received compensation from the Company for services rendered as members of the Board of Directors or the Compensation or Stock Option Committees.


             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     Introduction. The Compensation Committee of the Board of Directors in 1997 was comprised of Louis L. Knickerbocker, Gerald A. Margolis, F. Rene Alvarez, Jr. and William R. Black. The Company's Stock Option Plan and ISO Plan are administered by the Stock Option Committee, which was comprised in 1997 of Louis
L. Knickerbocker, Gerald A. Margolis, F. Rene Alvarez, Jr. and William R. Black.

     Compensation Objectives and Policies. The principle objectives of the Company's executive compensation are to: (i) support the achievement of desired Company performance, (ii) align the executive officers' interests with the success of the Company and with the interests of the Company's stockholders and
(iii) provide compensation that will attract and retain superior talent and reward performance. These objectives are principally achieved through compensation in the form of annual base salaries, bonuses and equity investment opportunities.

     The Company entered into employment agreement with certain of its key employees including Louis L. Knickerbocker, Anthony P. Shutts and Tamara Knickerbocker in July 1996. The Company entered into an employment agreement with William R. Black in April 1997, and with Robert L. West, Jr. in February 1998. These agreements are described in section "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     Executive officers generally receive salary increases at the time of their respective employment anniversaries as approved by the Compensation Committee, taking into consideration the recommendations of the Company's Chairman and the Company's Chief Executive Officer. In December 1997, Ms. Knickerbocker was promoted to Executive Vice President and given significantly expanded responsibilities for product development. In conjunction with this promotion, Ms. Knickerbocker received a salary increase to an annual salary of $120,000. Other than the salary increase to Ms. Knickerbocker in conjunction with her promotion, none of the executive officers received salary increases. In deciding not to provide salary increases to the executive officers, the Compensation Committee determined that the Company's consolidation and reorganization activity in 1997 presented the need to preserve cash for working capital in light of the Company's current and prospective operations.

     The Board of Directors believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant stake in the Company's on-going success. To this end, the Company's compensation objectives have been designed to be achieved through significant stock ownership in the Company by executive officers in additional to base salary and bonus payments. During 1997, bonuses were paid to Mr. and Ms. Knickerbocker and to Anthony P. Shutts, based on operating results of the Company during fiscal 1996. No bonuses were accrued or paid during 1997 based on 1997 operating results.

     The purpose of the Stock Plan and ISO Plan is to provide an additional incentive to employees and independent contractors to work to maximize stockholder value and to facilitate broadening and increasing stock ownership by executives, employees and other key persons. In 1997, options to purchase an aggregate of 1,265,617 shares were granted, with 957,216 of those being granted to the Named Executive Officers. The Stock Option Committee believes that these stock option grants were appropriate in light of the policy of the Board of Directors that significant equity ownership by executive officers is an important contributor to aligning the interests of executive officers with those of the stockholders of the Company. The number of options awarded to individual officers were set based on the Stock Option Committee's perception, partly in light of recommendations by the Company's Chairman and Chief Executive Officer, as to each officer's ability to affect the Company's overall future performance.

     The Stock Option Committee believes that these options have provided significant incentives for executives to increase the value of the Company for the benefit of all stockholders and have offered executives significant opportunities to profit personally from their efforts to increase that value.

     The Compensation Committee and the Stock Option Committee have considered the impact of Section 162(m) of the Internal Revenue Code on their executive compensation decisions. Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent that such compensation in a taxable year exceeds $1 million.
Section 162(m), however, does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company's Bonus Plan as in effect in 1997 does not qualify as performance-based compensation for the purposes of Section 162(m). During 1997, the Compensation Committee believed it unlikely that any executive officer of the Company would receive in excess of $1 million in compensation, and the Compensation Committee believes that it unlikely that any executive officer will receive in excess of that amount in 1998. As a result, the Compensation Committee has not taken any steps to qualify the bonus plan as performance based compensation, although it anticipates that the Company would do so before any executive receives salary, bonus and other non-performance based compensation in excess of $1 million.

     Compensation of Chief Executive Officer. Louis L. Knickerbocker's compensation during 1997 as President and Chief Executive Officer was reviewed in connection with the Compensation Committee's overall review of executive officer compensation. As provided above, Mr. Knickerbocker has entered into an employment agreement with the Company (See "--Employment Contracts and Termination of Employment and Change-in Control Arrangements"). As was the case with the other executive officers, the Compensation Committee believed that the Company's performance, reorganization and consolidation efforts and working capital requirements required a deferral of salary increases in 1997.

          Compensation Committee         Stock Option Committee
          ----------------------         ----------------------
          Louis L. Knickerbocker         Louis L. Knickerbocker
          Gerald A. Margolis             Gerald A. Margolis
          F. Rene Alvarez, Jr.           F. Rene Alvarez, Jr.
          William R. Black               William R. Black

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act and shall not otherwise be deemed filed under such Acts.


                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1997 (the "1997 Annual Report") is included with the mailing of this Proxy Statement. The 1997 Annual Report contains financial statements of the Company and a report thereon of Deloitte & Touche LLP, independent accountants.


                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. American Securities Transfer, Inc. has been retained to solicit proxies by mail. The Company has also arranged for reimbursement, at the rate suggested by NASDAQ, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.


                           PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposals to be included in the Proxy Statement for the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 4, 1998 in a form that complies with applicable regulations. Proposals should be directed to the Secretary of the Company.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington, DC 20549 and at the Sec's Regional Offices located at 7 World Trade Center (13th Floor), New York, New York 10048 and Suite 1400 Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N. W., Washington, DC 20549 at prescribed rates. In addition, such material may also be inspected and copied at the offices of the National Association of Securities Dealers, Inc. 1735 K Street, N. W., Washington, DC 20006-1506.


                                 OTHER MATTERS

     The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ William R. Black

                                        William R. Black
                                        Secretary

April 6, 1998

                       THE L.L. KNICKERBOCKER CO., INC.



               The undersigned stockholder of the L. L. Knickerbocker Co., Inc. hereby appoints LOUIS L. KNICKERBOCKER, WILLIAM R. BLACK and ANTHONY P. SHUTTS, or any of them, Proxies of the undersigned, each with full power
 P to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the
 R L. L. Knickerbocker Co., Inc., to be held at the Company's principal executive offices at 25800 Commercentre Drive, Lake Forest, California
 O 92630 on Friday May 15, 1998 at 10:00 a.m., Pacific time, and at any adjournments thereof, and to vote all shares of stock of the Company
 X standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the
 Y instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting or any adjournments thereof.

               THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2, IF NO INSTRUCTIONS ARE INDICATED.


        IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE


        ________________________________________________________________________
        COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE





        _______________________________________________________________________

        (continued and to be signed on reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS


                                     __________________
                                           Common


1.   ELECTION OF DIRECTORS             FOR all nominees        WITHHOLD
                                       listed (except as       AUTHORITY
                                       marked to the           to vote for all
                                       contrary)               nominees listed

                                       _________                _________
Nominees:     Louis L. Knickerbocker
              Anthony P. Shutts
              Tamara Knickerbocker
              Gerald A. Margolis
              William R. Black
              F. Rene Alvarez, Jr.

                                                   FOR   AGAINST    ABSTAIN

2.   Ratification of the appointment of Deloitte
     & Touche LLP as the independent accountants
     of the Company.                              _____  _______    _______

                                                   FOR   AGAINST    ABSTAIN

3.   In their discretion, the Proxies are
     authorized to vote upon such other business
     as may properly come before the meeting
     or any adjournment thereof                   _____  _______    _______



                                              I PLAN TO ATTEND THE MEETING  ____

                                              COMMENTS/ADDRESS CHANGE
                                              Please mark this box
                                              if you have written
                                              comments/address change
                                              on the reverse side.          ____


_____________________________________________

                                                    The undersigned hereby
                                                    acknowledges receipt of the
                                                    Notice of Annual Meeting of
                                                    Stockholders to be held May
                                                    15, 1998 and the Proxy
                                                    Statement furnished
                                                    herewith.


Signature(s) ___________________________ Date ___________________
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If more than one name appears hereon, all parties should sign.